Exhibit 99-B.8.30

                          FUND PARTICIPATION AGREEMENT

         THIS AGREEMENT is made as of the 11th day of May, 1994, between Janus Capital Corporation, a Colorado corporation ("Janus"), and Aetna Life Insurance and Annuity Company, a life insurance company organized under the laws of the State of Connecticut (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, the Company has established the Accounts to serve as investment vehicles for certain variable annuity contracts and funding agreements offered by the Company set forth on Schedule A ("Contracts"); and

         WHEREAS, each Janus Fund set forth on Schedule B hereto (which may be amended from time to time by mutual written consent) ("Fund or Funds") engages in business as an investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, to the extent permitted by applicable securities and insurance laws and regulations, the Company intends to purchase shares in the Funds on behalf of each Account.

         NOW, THEREFORE, in consideration of their mutual promises, the Company and Janus agree as follows:


                                   ARTICLE I.
                               Sale of Fund Shares

         1.1. Janus shall make shares of the Funds available for purchase by the Company at the net asset value next computed after receipt of such purchase order by Janus, as established in accordance with the provisions of the then current prospectus of the applicable Fund. The Company will transmit orders from time to time to Janus for the purchase of shares of the Funds. Janus may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of Janus, necessary or in the best interests of the shareholders of such Fund.

         1.2. The Company shall submit payment for shares of the Funds no later than 12:00 noon New York time on the next Business Day after Janus receives the order pursuant to section 1.1. Payments shall be made in federal funds transmitted by wire to Janus. Upon receipt by Janus of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of Janus for this purpose. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Funds calculate their net asset values pursuant to the rules of the Securities and Exchange Commission.

         1.3. Janus will redeem any full or fractional shares of any Fund when requested by the Company at the net asset value next computed after receipt by Janus of the request for redemption, as established in accordance with the provisions of the then current prospectus of such Fund.

         1.4. Issuance and transfer of a Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account.

         1.5. Janus shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on Fund shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Fund's shares in additional shares of that Fund. Janus shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

         1.6. Janus shall calculate Fund net asset values on each Business Day, as defined in section 1.2. Janus shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6 p. m. New York time.


                                   ARTICLE II.
                           Obligations of the Parties

         2.1. Janus shall prepare and be responsible for filing with the Securities and Exchange Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Funds. Janus shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this section 2.1. and all taxes to which an issuer is subject on the issuance and transfer of its shares.

         2.2. Recordkeeping and other administrative services to Contract owners shall be the responsibility of the Company and shall not be the responsibility of Janus, Janus Service Corporation, or the Funds' transfer agent, Investors Fiduciary Trust Company. Janus and the Funds will recognize one omnibus account for the Company in the Funds. Upon the request of Janus, the Company shall provide copies of all records relating to the Funds as may reasonably be requested to enable the Funds or their representatives to comply with any request of a governmental body or self-regulatory organization.

         2.3. The Company agrees and acknowledges that Janus Capital Corporation ("Janus Capital") is the sole owner of the name and mark "Janus" and that any and all use of any designation comprised in whole or in part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of Janus. The use by the Company of any Janus Mark in any advertisement or sales literature of other materials promoting the Funds shall be with the prior written consent of Janus. Except to the extent required by law, the Company shall not, without prior written consent of Janus, make written representations regarding the Funds, Janus or their affiliates, except those contained in the then current prospectus and the then current printed sales literature for the Funds. Upon termination of this Agreement for any reason, the Company shall cease all use of any Janus Mark(s) as soon as reasonably practicable. The Company shall not hold itself out to the public or engage in any activity as an agent or distributor for the Funds. The Company will comply with all applicable state and federal laws with respect to the use of shares of the Funds.


                                  ARTICLE III.
                         Representations and Warranties

         3.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Connecticut and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A.

         3.2. The Company represents that the Contracts are currently treated as annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify Janus immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

         3.3. The Company represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

         3.4. Janus represents and warrants that it is duly organized and validly existing under the laws of the State of Colorado.

         3.5. Janus represents and warrants that Fund shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Funds shall be registered under the 1940 Act prior to any issuance or sale of such shares.

         3.6. Janus makes no representation as to whether any aspect of any Fund's operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.


                                   ARTICLE IV.
                                 Indemnification

         4.1. Indemnification By the Company. The Company agrees to indemnify and hold harmless Janus, Janus Service Corporation, the Funds, and each of their trustees, officers, employees and agents and each person, if any, who controls Janus within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article IV) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such
Losses:

                  (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in any disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this
         Article IV), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of Janus for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Janus Documents as defined in Section 4.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Fund shares; or

                  (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in Section 4.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Janus by or on behalf of the Company; or

                  (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

                  (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

         4.2. Indemnification By Janus. Janus agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article IV) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Janus) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

                  (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto), (collectively, "Fund Documents" for the purposes of this Article IV), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Janus by or on behalf of the Company for use in Janus Documents or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (b) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of Janus; or

                  (c) arise out of or result from any failure by Janus to provide the services or furnish the materials required under the terms of this Agreement; or

                  (d) arise out of or result from any material breach of any representation and/or warranty made by Janus in this Agreement or arise out of or result from any other material breach of this Agreement by Janus.

         4.3. Neither the Company nor Janus shall be liable under the indemnification provisions of sections 4.1 or 4.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

         4.4. Neither the Company nor Janus shall be liable under the indemnification provisions of sections 4.1 or 4.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of sections 4.1 and 4.2.

         4.5. In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.


                                   ARTICLE V.
                                Fees and Expenses

         5.1 Janus recognizes the Company as the sole shareholder of each Fund's shares purchased under this Agreement. Janus further recognizes that substantial savings in administrative expense such as significant reductions in postage expense and shareholder communications and recordkeeping by virtue of each Fund's having a sole shareholder rather than multiple shareholders will be derived. In consideration of the administrative savings resulting from such arrangement, Janus agrees to pay the Company a fee equivalent to 15 basis points per annum of the average amount invested in each Fund through the Accounts in accordance with this Agreement ("Fee").

         5.2 Janus will calculate the amount of the Fee to be paid to the Company at the end of each calendar quarter and will make such payment to the Company within thirty (30) days thereafter. Each check for such payment will be accompanied by a statement showing the calculation of the Fee for the relevant calendar quarter and such other supporting data as may be reasonably requested by the Company.


                                   ARTICLE VI.
                                   Termination

         6.1. This Agreement shall continue in full force and effect until the first to occur of;

                  (a) termination by any party for any reason on sixty (60) days' advance written notice delivered to the other parties; or

                  (b) termination by the Company by written notice to Janus with respect to any Fund based upon the Company's determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts; or

                  (c) termination by the Company by written notice to Janus with respect to any Fund in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; and

                  (d) termination by the Company by written notice to Janus with respect to any Fund in the event that such Fund ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that such Fund may fail to do so qualify.

                  (e) termination by Janus if it is determined by any federal or state regulatory authority that compensation to be paid hereunder is in violation of or inconsistent with any federal or state law. If Janus terminates for such reason, the Company may maintain investments in the Funds without further payment from Janus.

                                  ARTICLE VII.
                                     Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to Janus:

                           100 Fillmore Street, Suite 300
                           Denver, Colorado  80206
                           Attention:  Stephen L. Stieneker, Esq.

                  If to the Company:

                           151 Farmington Avenue
                           Hartford, Connecticut  06156
                           Attention:  Barrett N. Sidel, Esq., RE4C


                                  ARTICLE VIII.
                                  Miscellaneous

         8.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction of effect.

         8.2. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

         8.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         8.4. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Colorado.

         8.5. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         8.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         8.7. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

         8.8. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

         8.9. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.


                                  AETNA LIFE INSURANCE AND ANNUITY COMPANY


                                  By:          /s/ Laura R. Estes
                                               --------------------------------
                                  Name:        Laura R. Estes
                                  Title        Senior Vice President


                                  JANUS CAPITAL CORPORATION


                                  By:          /s/ Stephen L. Stieneker
                                               ---------------------------------
                                  Name:        Stephen L. Stieneker
                                  Title:       Assistant Vice President

                                   Schedule A
                                   ----------
                   Separate Accounts and Associated Contracts
                   ------------------------------------------


Name of Separate Account and                             Contracts Funded
Date Established by Board of Directors                   By Separate Account
--------------------------------------                   -------------------

Separate Account F                                       EGF-PVU-IC
                                                         EGFA-PVU-IC

                                   Schedule B
                                   ----------
                                   Janus Funds
                                   -----------


Janus Fund
Janus Balanced Fund
Janus Flexible Income Fund